UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014 (March 21, 2014)

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

(310) 860-2501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On March 24, 2014, the Board of Directors of First Physicians Capital Group, Inc. (the “Company”) appointed Adrian B. Reeder to the position of Executive Vice President and Chief Financial Officer effective April 10, 2014, to serve until his successor is duly appointed and qualified or until his earlier resignation or removal. Mr. Reeder has no family relationship with any officer or director of the Company or any of its subsidiaries.

Mr. Reeder, 40, brings over 14 years of experience in finance and accounting. Since 2013, Mr. Reeder served as a senior consultant for NowCFO, a professional services firm providing outsourced CFO services. From 2010 until 2013, Mr. Reeder served as audit manager and consultant for Kezos & Dunlavy, LLC, an accounting firm serving the Southern Utah market. Prior to 2010, Mr. Reeder was involved in several ventures, including founding Old Cobblestone Road, LLC, an online retail company, and serving as director of finance for Elim Valley Planning & Development, LLC, a 2,400 acre master planned real estate development in Southern Utah where he helped raise over $24,000,000 in real estate financing. Mr. Reeder began his career with KPMG, LLP and held the position of manager at his departure. Mr. Reeder received a B.S. and Masters in Accountancy in 2000 from Brigham Young University and is a Certified Public Accountant, licensed in the State of Utah.

In connection with Mr. Reeder’s appointment as Executive Vice President and Chief Financial Officer, the Board approved an employment agreement with Mr. Reeder. The term of the employment agreement is two years (the “Term”). The employment agreement provides that, among other things, during the Term, Mr. Reeder will: (1) receive an initial base salary of $185,000, (2) be eligible to participate in the Company’s employee benefit plans and other benefits, and (3) be eligible to receive a cash bonus with a payment equal to 50% of his base salary upon achievement of strategic goals and objectives of his position. He will also be eligible to receive additional discretionary bonuses and to participate in any executive equity compensation plan. In the event that Mr. Reeder is terminated without cause during the Term, he will be entitled to receive (a) a severance pay equal to 50% of his base salary, (b) any earned but unpaid bonuses, (c) health benefits until the earlier of six months from the date of termination and his eligibility to participate in a similar health plan, and (d) payment of any unreimbursed expenses and accrued but unused paid time off. The Company will also reimburse up to $10,000 of Mr. Reeder’s relocation expenses for his move from Salt Lake City, Utah to Dallas, Texas.

This summary of the employment agreement is qualified by reference to the complete employment agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Amendment of Consulting Agreement

On March 21, 2014, the Board approved a Consulting Agreement Addendum (the “Addendum”) which amends the Consulting Agreement between Sean Kirrane, the Company’s Chief Executive Officer, and the Company. The Addendum removed certain bonus criteria, including the deadline for filing certain delinquent periodic reports.

This summary of the Addendum is qualified by reference to the complete Addendum, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated March 24, 2014 between the Company and Adrian B. Reeder

10.2	Consulting Agreement Addendum dated March 21, 2014 between the Company and Sean Kirrane

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: March 27, 2014	By:	/s/ Sean Kirrane
Sean Kirrane
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated March 24, 2014 between the Company and Adrian B. Reeder

10.2	Consulting Agreement Addendum dated March 21, 2014 between the Company and Sean Kirrane